UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EAGLECREST RESOURCES, INC.

(Name of small business issuer in its charter)

Nevada	1000	26-2626737
(State or other jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial Classification	Identification No.)
organization)	Code Number)

340 Basa Compund, Zapate, Las Pinas City, Metro Manila, Philippines

(Address of principal executive offices)

W. Scott Lawler, Esq., Lawler & Associates, 11622 El Camino Real, Suite 100, San Diego, CA 92130 888-675-0888 (phone); 866-506-8877 (fax)

(Name, address and telephone number of agent for service)

Copies of all communication to:

Eaglecrest Resources, Inc., 340 Basa Compund, Zapate, Las Pinas City, Metro Manila, Philippines

Approximate date of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each			Proposed
class of	Dollar		maximum
securities to	Amount to	Number of	offering	Amount of
be	be	Shares to be	price per	registration
registered	registered	registered	unit	fee

Common stock	$500,000	5,000,000	$0.10 (1)	$19.65

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) As of the date hereof, there is no established public market for the common stock being registered. Accordingly, and in accordance with Item 505 of Regulation S-K requirements certain factor(s) must be considered and utilized in determining the offering price. The offering price of $0.10 per share was determined arbitrarily by the selling shareholder. The offering price is not based upon the net worth, total asset value, or any other objective measure of value based on accounting measurements of Eaglecrest Resources, Inc. (“we”, “us”, “our” or similar terms). Should a market develop or occur for our securities, the market price may be far less than the offering price. If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to the demand of our common stock and will fluctuate based on the demand for our shares.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Disclosure alternative used (check one): Alternative 1_____  Alternative 2 X

Subject to Completion, Dated June 27, 2008

PROSPECTUS

Eaglecrest Resources, Inc. 5,000,000 Shares of Common Stock

The selling shareholder named in this prospectus is offering 5,000,000 shares of our common stock at a fixed price of $0.10 per share.

We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling shareholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling shareholder has arbitrarily set an offering price for these securities of $0.10 per share and an offering period of four (4) months from the date of this prospectus. This is a fixed price for the duration of the offering. The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements. Should a market develop or occur for our securities, the market price may be far less than the offering price. If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to the demand of our common stock and will fluctuate based on the demand for our shares. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information about the selling shareholder.

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

__________

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by			Proceeds to
Selling		Selling Agent	Selling
Shareholder	Price To Public	Commissions	Shareholder

Per Share	$0.10	Not applicable	$0

Minimum Purchase	Not applicable	Not applicable	Not applicable

Total Offering	$500,000	Not applicable	$0

Proceeds to the selling shareholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $25,000. We will pay these expenses.

This Prospectus is dated June 27, 2008.

PART I PROSPECTUS SUMMARY

Eaglecrest Resources, Inc.

Eaglecrest Resources, Inc. (“we”, “us”, “our” or similar terms) was organized under the laws of the State of Nevada on August 22, 2007 to explore mineral properties in North America.

We were formed to engage in the exploration of mineral properties for gold. We have staked a prospect that contains one (1) 7-unit claim block containing 95.2 hectares which has been recorded with the Mineral Resources Department of the Ministry of Energy and Mineral Resources of the Government of the Republic of Philippines. We refer to this mining claim as the Tabuk Gold property (“Tabuk Gold”).

We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about our financial prospects and our ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located at 340 Basa Compund, Zapate, Las Pinas City, Metro Manila, Philippines.

THE OFFERING

Securities offered	5,000,000 shares of common stock
Selling shareholder(s)	One (1)
Offering price	$0.10 per share
Shares outstanding prior to the offering	10,000,000 shares of common stock
Shares to be outstanding after the offering	10,000,000 shares of common stock
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholder.

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING US AND OUR BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES, INCLUDING THOSE THAT WE DO NOT KNOW ABOUT OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY ADVERSELY AFFECT OUR BUSINESS. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS PROSPECTUS ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. WE ALSO CAUTION PROSPECTIVE INVESTORS THAT THE FOLLOWING RISK FACTORS, AMONG OTHERS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

RISKS RELATED TO US AND OUR INDUSTRY

WE HAVE NEVER EARNED A PROFIT AND THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our inception on August 22, 2007 to the period ended on April 30, 2008, we have not generated any revenue. We do not currently have any revenue producing operations. We are not currently operating profitably, and it should be anticipated that we will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

WE WERE RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY, AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception on August 22, 2007 to the period ended on April 30, 2008, we incurred a net loss of $12,500.00 and did not earn any revenue. We do not currently have any revenue producing operations. The purchase of the securities offered hereby must therefore be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

WE HAVE NO OPERATING HISTORY. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR GOLD MINERAL EXPLORATION ACTIVITIES.

We have no history of operations. As a result of our brief operating history, there can be no assurance that that we will be successful exploring for gold. Our success to date in entering into ventures to acquire interests in exploration blocks is not indicative that we will be successful in entering into any further ventures. Any future significant growth in our mineral exploration activities will place additional demands on our Executive Officer, and any increased scope of our operations will present challenges due to our current limited management resources. Our future performance will depend upon our management and their ability to locate and negotiate additional exploration opportunities in which we can participate. There can be no assurance that we will be successful in these efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that our operations will be profitable.

THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL BECAUSE MR. RANESES, ONE OF OUR TWO (2) OFFICERS AND A DIRECTOR, DOES NOT HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION.

Mr. Raneses, our President and one of our directors, does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. He lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, he may not be fully aware of the specific requirements related to working within this industry. His decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

WE ARE CONTROLLED BY OUR EXECUTIVE OFFICERS AND DIRECTORS, AND, AS SUCH, YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Upon the completion of this offering, Mr. Raneses and Ms. Cabrillas, our executive officers and directors, will beneficially own approximately fifty percent (50%) of our issued and outstanding common stock. If less than all of the five (5) million shares offered in this offering are sold, Mr. Raneses and Ms. Cabrillas will own more than fifty-one percent (51%) of our outstanding stock and will exercise control over all matters requiring shareholder approval, including the possible election of additional directors and approval of significant corporate transactions. If you purchase shares of our common stock, you may have no effective voice in our management.

WE ARE SOLELY GOVEREND BY MR. RANESES AND MS. CABRILLAS, OUR ONLY TWO (2) EXECUTIVE OFFICERS AND DIRECTORS, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO US FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. Raneses and Ms. Cabrillas, our only two (2) executive officers and directors make decisions such as the approval of related party transactions, the compensation of executive officers, and the oversight of the accounting function. Because we only have two (2) executive officers, there may be limited segregation of executive duties, and thus, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. In addition, Mr. Raneses and Ms. Cabrillas will exercise full control over all matters that require the approval of a Board of Directors. Accordingly, the inherent controls that arise from the segregation of executive duties and review and/or approval of those duties by the Board of Directors may not prevail. Mr. Raneses and Ms. Cabrillas will effectively have both the authority to take any actions and review and approve those actions and, as such, there may be significant risk to us from the corporate governance perspective.

Messrs. Cabrillas and Raneses exercise control over all matters requiring shareholder approval including the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Mr. Raneses and Ms. Cabrillas, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently do not have any independent directors. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SINCE MR. RANESES AND MS. CABRILLAS, OUR TWO (2) EXECUTIVE OFFICERS AND DIRECTORS, ARE NOT RESIDENTS OF THE UNITED STATES, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST THEM.

Shareholders may have difficulty enforcing any claims against us because Messrs. Cabrillas and Raneses, our only two (2) executive officers and directors, reside outside the United States. If a shareholder desired to sue, shareholders would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate the assets of that person, and register the judgment in the foreign jurisdiction where the assets are located.

BECAUSE OUR EXECUTIVE OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Raneses and Ms. Cabrillas, our only two (2) executive officers and directors, from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Raneses and Ms. Cabrillas may not possess sufficient time to manage our business if the demands of managing our business increased substantially.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves. If our exploration program locates a mineral deposit, there can be no assurances that any of such deposits will ever be classified as reserves.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD, WHICH IS BEYOND OUR CONTROL. THE PRICE OF GOLD AND IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of gold and can fluctuate. The prices of gold and have been and will continue to be affected by numerous factors beyond our control. Factors that affect the price of gold and include the demand from consumers for products that use gold, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS HIGHLY COMPETITIVE AND A SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than us. We compete with other exploration companies looking for gold and copper deposits. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which, ultimately, become productive. However, while we compete with other exploration companies, there is no competition for the exploration or removal of minerals from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies at the Federal and Provincial levels of government in the Philippines. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS. FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND OUR LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing and operating mines and other facilities. Furthermore, future changes in governments, regulations and policies could adversely affect our results of operations in a particular period and our long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside our control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

WE HAVE NOT PAID ANY CASH DIVIDENDS ON OUR SHARES OF COMMON STOCK AND DO NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE.

Payment of future dividends, if any, will depend on our earnings and capital requirements, our debt facilities and other factors considered appropriate by our Board of Directors. To date, we have not paid any cash dividends on our common stock and do not anticipate paying any such dividends in the foreseeable future.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We do not have any arrangements for financing and we may not be able to find such financing, if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND KEEP THE CLAIMS IN GOOD STANDING, THEN OUR RIGHT TO THE MINERAL CLAIMS WILL LAPSE AND WE WILL LOSE EVERYTHING THAT WE HAVE INVESTED AND EXPENDED TOWARDS THESE CLAIMS.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the period ended January 31, 2008, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

WE WILL NEED TO RAISE CAPITAL, WHICH WILL DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING. THERE CAN BE NO ASSURANCE THAT THIS ADDITIONAL CAPITAL WILL BE AVAILABLE OR ACCESSIBLE BY US.

We will need to raise capital by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable, our business and future success will almost certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR SHAREHOLDERS' ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of our common stock in the public market could adversely affect the market price of our common stock. There are at present 10,000,000 shares of our common stock issued and outstanding.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD’S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three (3) years) or U.S. $5,000,000 (if in continuous operation for less than three (3) years), or with average revenues of less than U.S. $6,000,000 for the last three (3) years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv)	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v)	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

  the amount and nature of future exploration, development and other capital expenditures, mining claims to be drilled,
  future earnings and cash flow,
  development projects,
  exploration prospects,
  drilling prospects,
  development and drilling potential,
  business strategy,
  expansion and growth of our business and operations, and
  our estimated financial information.

In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

DILUTION

The common stock to be sold by the selling shareholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PLAN OF DISTRIBUTION

The selling shareholder or his donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of his shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at fixed prices. The selling shareholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
  an exchange distribution following the rules of the applicable exchange;
  privately negotiated transactions;
  short sales that are not violations of the laws and regulations of any state of the United States;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share; and
  a combination of any such methods of sale or any other lawful method.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholder(s) to include the pledgee, transferee or other successors-in-interest as selling shareholder under this prospectus. The selling shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholder also may sell shares of our common stock short and deliver these securities to close out his short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling shareholder from the sale of the common stock offered by him will be the purchase price of the common stock less discounts or commissions, if any. A selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling shareholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Sales Pursuant to Rule 144

Rule 144 under the Securities Act of 1933 applies to resales of “restricted securities” (i.e., securities acquired in a non-public transaction) and “control securities” (i.e., securities held by affiliates – officers, directors and significant stockholders) of the issuer. Under Rule 144, restricted securities of companies that have been public companies for at least ninety (90) days could be sold after a holding period of six (6) months. For non-affiliates, resales of securities held longer than six (6) months, but less than one (1) year, will be subject only to the current public information requirement. All restrictions for non-affiliates will lapse after one (1) year. Rule 144 will likewise be available for resales of equity securities held by affiliates after a 6-month holding period, subject to the availability of current public information about the issuer, volume limitations, manner of sale restrictions, and, except for certain de minimis transactions (the de minimis threshold for filing Form 144 is 5,000 shares or $50,000), the requirement to file a Form 144 Notice of Sale. Debt securities held by affiliates may be resold after six (6) months without regard to the manner of sale requirements.

Non-affiliates who have held securities for the minimum holding period do not have to comply with the volume limitations, the manner of sale requirements, or the requirement to file Form 144. Only affiliates are required to file Form 144. Rule 144 is not applicable to shell companies, or companies that were shell companies within the past twelve (12) months.

Regulation M

We plan to advise the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holder and his affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling shareholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $25,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares of common stock.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholder.

BUSINESS OF THE ISSUER

GLOSSARY OF MINING TERMS

Archean

Of or belonging to the earlier of the two divisions of Precambrian time, from approximately 3.8 to 2.5 billion years ago, marked by an atmosphere with little free oxygen, the formation of the first rocks and oceans, and the development of unicellular life. Of or relating to the oldest known rocks, those of the Precambrian Eon, that are predominantly igneous in composition.

Assaying	Laboratory examination that determines the content or proportion of a specific metal (ie: gold) contained within a sample. Technique usually involves firing/smelting.

Conglomerate

A coarse-grained clastic sedimentary rock, composed of rounded to subangular fragments larger than 2 mm in diameter (granules, pebbles, cobbles, boulders) set in a fine-grained matrix of sand or silt, and commonly cemented by calcium carbonate, iron oxide, silica, or hardened clay; the consolidated equivalent of gravel. The rock or mineral fragments may be of varied composition and range widely in size, and are usually rounded and smoothed from transportation by water or from wave action.

Cratons	Parts of the Earth's crust that have attained stability, and have been little deformed for a prolonged period.

Development Stage

A “development stage” project is one which is undergoing preparation of an established commercially mineable deposit for its extraction, but which is not yet in production. This stage occurs after completion of a feasibility study.

Dolomite Beds	Dolomite beds are associated and interbedded with limestone, commonly representing postdepositional replacement of limestone.

Doré	Unrefined gold bullion bars containing various impurities such as silver, copper and mercury, which will be further refined to near pure gold.

Dyke or Dike	A tabular igneous intrusion that cuts across the bedding or foliation of the country rock.

Exploration Stage	An “exploration stage” prospect is one which is not in either the development or production stage.

Fault

A break in the continuity of a body of rock. It is accompanied by a movement on one side of the break or the other so that what were once parts of one continuous rock stratum or vein are now separated. The amount of displacement of the parts may range from a few inches to thousands of feet.

Feldspathic	Said of a rock or other mineral aggregate containing feldspar.

Fold	A curve or bend of a planar structure such as rock strata, bedding planes, foliation, or cleavage.

Foliation	A general term for a planar arrangement of textural or structural features in any type of rock; esp., the planar structure that results from flattening of the constituent grains of a metamorphic rock.

Formation Gabbro

A distinct layer of sedimentary rock of similar composition.

A group of dark-colored, basic intrusive igneous rocks composed principally of basic plagioclase (commonly labradorite or bytownite) and clinopyroxene (augite), with or without olivine and orthopyroxene; also, any member of that group. It is the approximate intrusive equivalent of basalt. Apatite and magnetite or ilmenite are common accessory minerals.

Geochemistry	The study of the distribution and amounts of the chemical elements in minerals, ores, rocks, solids, water, and the atmosphere.

Geophysicist	One who studies the earth; in particular the physics of the solid earth, the atmosphere and the earth’s magnetosphere.

Geotechnical Gneiss

The study of ground stability.

A foliated rock formed by regional metamorphism, in which bands or lens-shaped strata or bodies of rock of granular minerals alternate with bands or lens-shaped strata or bodies or rock in which minerals having flaky or elongate prismatic habits predominate.

Granitic Heap Leach

Pertaining to or composed of granite.

A mineral processing method involving the crushing and stacking of an ore on an impermeable liner upon which solutions are sprayed that dissolve metals such as gold and copper; the solutions containing the metals are then collected and treated to recover the metals.

Intrusions	Masses of igneous rock that, while molten, were forced into or between other rocks.

Kimberlite	A blue/gray igneous rock that contains olivine, serpentine, calcite and silica and is the principal original environment of diamonds.

Lamproite Lithospere Mantle Mapped or Geological Mapping

Dark-colored igneous rocks rich in potassium and magnesium.

The solid outer portion of the Earth.

The zone of the Earth below the crust and above the core.

The recording of geologic information such as the distribution and nature of rock.

Units and the occurrence of structural features, mineral deposits, and fossil localities.

Metavolcanic Migmatite	Said of partly metamorphosed volcanic rock. A composite rock composed of igneous or igneous-appearing and/or metamorphic materials that are generally distinguishable megascopically.

Mineral	A naturally formed chemical element or compound having a definite chemical composition and, usually, a characteristic crystal form.

Mineralization	A natural occurrence in rocks or soil of one or more metal yielding minerals.

Mineralized Material	The term “mineralized material” refers to material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

Mining

Mining is the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

Outcrop	That part of a geologic formation or structure that appears at the surface of the earth.

Pipes Plagioclase	Vertical conduits. Any of a group of feldspars containing a mixture of sodium and calcium feldspars, distinguished by their extinction angles.

Probable Reserve

The term “probable reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Production Stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Proterozoic

Of or relating to the later of the two divisions of Precambrian time, from approximately 2.5 billion to 570 million years ago, marked by the buildup of oxygen and the appearance of the first multicellular eukaryotic life forms.

Reserve

The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tons and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Sedimentary Shear

Formed by the deposition of sediment.

A form of strain resulting from stresses that cause or tend to cause contiguous parts of a body of rock to slide relatively to each other in a direction parallel to their plane of contact.

Sill	A concordant sheet of igneous rock lying nearly horizontal. A sill may become a dike or vice versa.

Strike	The direction or trend that a structural surface, e.g. a bedding or fault plane, takes as it intersects the horizontal.

Strip Till

To remove overburden in order to expose ore.

Generally unconsolidated matter, deposited directly by and underneath a glacier without subsequent reworking by meltwater, and consisting of a mixture of clay, silt, sand, gravel, and boulders ranging widely in size and shape.

Unconformably	Not succeeding the underlying rocks in immediate order of age or not fitting together with them as parts of a continuous whole.

Vein	A thin, sheet like crosscutting body of hydrothermal mineralization, principally quartz.

Wall Rock	The rock adjacent to a vein.

GENERAL OVERVIEW

Eaglecrest Resources, Inc. (“we”, “us”, “our” or similar terms) was organized under the laws of the State of Nevada on August 22, 2007 to explore mineral properties in the Philippines.

We were formed to engage in the exploration of mineral properties for gold. We have purchased a one hundred percent (100%) interest in a property which consists of one (1) 7-unit claim block containing 95.2 hectares which have been staked and recorded with the Mineral Resources Department of the Ministry of Energy and Mineral Resources of the Government of the Republic of Philippines. We refer to this mining claim as the Tabuk Gold Claim property (“Tabuk Gold”).

Tabuk Gold, located about 30 km Northwest of the city of Tabuk, (closest city) lies 30 km Southeast of Tabuk and 25 km Northeast of Bangued, is a gold exploration project, located 20 km East of the past producing Agote Gold Mine. The claims are accessible by all weather government maintained roads to the town of Tabuk (to the Southeast) and to Bangued to the North East. Year round deep sea port facilities at Tabuk and a skilled population base found between Tabuk and Bangued are readily available.

The past producing mines yielded 35 million ounces of gold during the years 1926 and 2000.

The district is immensely rich in mineral resources. The high elevation forest of the district have concentrations of heavy minerals like Ilmenite, Rutile, Monosite and Zircon which offer scope of exploitation for industrial purpose.

A recommended two phased mineral exploration program consisting of air photo interpretation, geological mapping, geochemical soil sampling and geophysical surveying will enhance the targets for diamond drilling. This exploration program to fully evaluate the prospects of the Tabuk Gold mine, at a cost of Php 1,863,000 is fully warranted to be undertaken.

We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is conducted and an evaluation by a professional geologist of the exploration program concludes economic feasibility.

All numbers referenced in this registration statement in United States dollars (“USD”) and have been calculated from Philippine pesos (“Php”) to USD at an exchange rate of $42.25983 Php per one USD on April 30, 2008.

Introduction

In 2007, we acquired a one hundred percent interest (100%) in Tabuk Gold that was staked to cover gold zones similar to the Agote Gold claim which is located approximately 20 kilometers to the east of the Tabuk Gold claim. The Agote Gold claim has produced in excess of 35 million ounces of gold and is currently being reactivated on a limited basis.

The claim is located 25 km Northeast of Bangued, 30 km Southeast Tabuk which is the closest city.

Previous exploration work to investigate the mineral potential of the property has outlined some favorable areas for continued exploration and development.

This report was initiated by our President to summarize the exploration potential of the Tabuk Gold claim and its mineral prospects, to be filed with the appropriate regulatory bodies.

In order to write the report, historical and current geological reports of the area and of the property were reviewed. A visit to the area of the property was made in August 14-16, 2007 for the purpose of evaluating the exploration potential of the area. The reports by previous qualified persons as presented from a literature search of the Mineral Resources Department of the Ministry of Energy and Mineral Resources of the Government of the Republic of the

Philippines in its annual reports, papers, Geological Survey maps and assessment reports provide most of the technical basis for this report.

Property Acquisitions Details

On August 15, 2007, we purchased the Tabuk Gold property for USD $5,000.

Property Description and Location

The Tabuk Gold project consists of one (1) unpatented mineral claim, located 30 kilometers northwest of the city of Tabuk at Universal Transverse Mercator co-ordinates Latitude 17°25’00”N and Longitude 121°26’00”E. The mineral claim was assigned to us by Abacus Ventures Ltd. and said assignment was filed with the Mineral Resources Department of the Ministry of Energy and Mineral Resources of the Government of the Republic of the Philippines.

There are no known environmental concerns or parks designated for any area contained within the claims. The property has no encumbrances. As advanced exploration proceeds, there may be bonding requirements for reclamation.

We have purchased a one hundred percent interest (100%) in the Tabuk Gold property.

Accessibility, Climate, Local Resources, Infrastructure and Topography

The Tabuk Gold property is accessible from Tabuk by traveling on the country’s only highway system which for the most part consists of one lane in each direction and by taking an all weather gravel road. Tabuk lies in a non-active seismic area, which means that it is free from major earthquakes. The city was formed in the so-called Carbon period, some three hundred fifty (350) million years ago. During this period, large shallow marshes were formed with abundant vegetation. The rotting plants and trees in these marshes turned into peat and later into coal. The town still has large coal reserves, the basis for the city’s coal mining industry of today.

The Philippines is situated between 5 and 22 degrees north latitude. This means the country falls within the so-called tropical climate zone, a zone characterized by high temperatures the whole year round, relatively high rainfall and lush vegetation. Rainfall on the city can occur in every month, but the wettest months are October, November and December. Annual rainfall is approximately 1.5 meters. Due to the steep, deforested mountains, on average sixty percent (60%) of the rainwater runs off fast to the sea. The remaining forty percent (40%) partly evaporates and seeps through to the island’s underground water aquifier.

Tabuk has an experienced workforce and will provide all the necessary services needed for an exploration and development operation, including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. Drilling companies and assay facilities are present in Tabuk.

History

Deposits of shell and eroded sand formed the basis for the limestone, which makes up most of Philippines. This limestone was, over the ages, pushed upwards, making it possible to find today, sea fossils high in the country’s mountains. This pushing up continues today and is caused by the fact that the Philippine Plate, on which most of the country lies, is slowly diving under the Eurasian Plate of the mainland of Asia.

Philippines are characterized by steep mountains without any substantial forest cover. Highest peaks reach over 1,000 meters. The island is 300 km long and 35 km wide. High, steep mountains, short distances and lack of forest cover mean that rainwater runs fast to the sea, causing substantial erosion.

The island has vast copper, gold and coal reserves which are mined mainly in the central part.

Numerous showings of mineralization have been discovered in the area and six (6) prospects have achieved significant production, with the nearby Agote Gold Mine (20 kilometers away) producing 205,000 ounces of gold annually.

During the 1990’s, several properties west of the Tabuk Gold property were drilled by junior mineral exploration companies.

We are preparing to conduct preliminary exploration work on the Tabuk Gold property.

Regional Geology of the Area

The hilly terrains and the middle level plain contain crystalline hard rocks such as charnockites, granite gneiss, khondalites, leptynites, metamorphic gneisses with detached occurrences of crystalline limestone, iron ore, quartzo-feldspathic veins and basic intrusives such as dolerites and anorthosites. Coastal zones contain sedimentary limestones, clay, laterites, heavy mineral sands and silica sands. The hill ranges are sporadically capped with laterites and bauxites of residual nature. Gypsum and phosphatic nodules occur as sedimentary veins in rocks of the cretaceous age. Gypsum of secondary replacement occurs in some of the areas adjoining the foothills of the Western Ghats. Lignite occurs as sedimentary beds of tertiary age. The Black Granite and other hard rocks are amenable for high polish. These granites occur in most of the districts except the coastal area.

The principal bedded rocks for the area of the Tabuk Gold property (and for most of the Philippines) are Precambrian rocks which are exposed along a wide axial zone of a broad complex.

Gold at the Agote Gold Mine (which, as stated above, is in close proximity to the Tabuk Gold property) is generally concentrated within extrusive volcanic rocks in the walls of large volcanic caldera.

Intrusive

In general, the volcanoes culminate with effluents of hydrothermal solutions that carry precious metals in the form of naked elements, oxides or sulphides.

These hydrothermal solutions intrude into the older rocks as quartz veins. These rocks may be broken due to mechanical and chemical weathering into sand size particles and carried by streams and channels. Gold occurs also in these sands as placers.

Recent exploration result for gold occurrence in Tabuk, Kalinga is highly encouraging. Gold belt in sheared gneissic rocks is found in three (3) subparallel auriferous load zones where some blocks having 250 to 500 meter length and 1.5 to 2 meter width could be identified as most promising ones.

Structure

DEPOSITIONAL ENVIRONMENT / GEOLOGICAL SETTING: Veins form in high-grade, dynamothermal metamorphic environment where metasedimentary belts are invaded by igneous rocks.

HOST/ASSOCIATED ROCK TYPES: Hosted by paragneisses, quartzites, clinopyroxenites, wollastonite-rich rocks and pegmatites. Other associated rocks are charnockites, granitic and intermediate intrusive rocks, quartz-mica schists, granulites, aplites, marbles, amphibolites, magnetite-graphite iron formations and anorthosites.

TECTONIC SETTING(S): Katazone (relatively deep, high-grade metamorphic environments associated with igneous activity; conditions that are common in the shield areas).

DEPOSITIONAL ENVIRONMENT / GEOLOGICAL SETTING: Veins form in high-grade, dynamothermal metamorphic environment where metasedimentary belts are invaded by igneous rocks.

Deposit Types

Deposits are from a few millimeters to over a mater thick in places. Individual veins display a variety of forms, including saddle-, pod- or lens-shaped, tabular or irregular bodies; frequently forming anastomosing or stockwork patterns.

Mineralization is located within a large fractured block created where prominent northwest-striking shears intersect the north-striking caldera fault zone. The major lodes cover an area of 2 km and are mostly within 400m of the surface. Lodes occur in three (3) main structural settings:

(i)	steeply dipping northwest-striking shears;

(ii)	flatdipping (1040) fractures (flatmakes); and

(iii)	shatter blocks between shears.

Most of the gold occurs in tellurides and there are also significant quantities of gold in pyrite.

Mineralization

No mineralization has been reported for the area of the property but structures and shear zones affiliated with mineralization on adjacent properties pass through it.

Exploration and Property Geology

Previous exploration work has not, to our management’s knowledge, included any attempt to drill the structure on the Tabuk Gold property. Records indicate that no detailed exploration has been completed.

To the east of the property is intrusives consisting of rocks such as tonalite, monzonite, and gabbro while the property itself is underlain by sediments and volcanics. The intrusives also consist of a large mass of granodiorite towards the western most point of the property.

The area consists of interlayered chert, argillite and massive andesitic to basaltic volcanics. The volcanics are hornfelsed, which commonly contain minor pyrite and pyrrhotite.

Drilling Summary

No drilling is reported on the Tabuk Gold property.

Sampling Method, Sample Preparation and Data Verification

All the exploration conducted to date has been conducted according to generally accepted exploration procedures with methods and preparation that are consistent with generally accepted exploration practices. No opinion as to the quality of the samples taken can be presented.

No other procedures of quality control were employed and no opinion on their lack is expressed.

Adjacent Properties

The adjacent properties are cited as examples of the type of deposit that has been discovered in the area and are not major facets to this report.

Interpretations and Conclusions

The area is well known for numerous productive mineral occurrences including the Agote Gold Claim.

The locale of the Tabuk Gold property is underlain by the units of the Precambrian rocks that are found at those mineral occurrence sites.

These rocks consisting of cherts and argillites (sediments) and andesitic to basaltic volcanic have been intruded by granodiorite. Structures and mineralization probably related to this intrusion are found throughout the region and occur on the claim. They are associated with all the major mineral occurrences and deposits in the area.

Mineralization found on the claim is consistent with that found associated with zones of extensive mineralization. Past work however has been limited and sporadic and has not tested the potential of the property.

Potential for significant amounts of mineralization to be found exists on the property and it merits intensive exploration.

Recommendations and Budget

A two (2) phased exploration program to further delineate the mineralized system currently recognized on the Tabuk Gold Claim is recommended.

The program would consist of air photo interpretation of the structures, geological mapping, both regionally and detailed on the area of the main showings, geophysical survey using both magnetic and electromagnetic instrumentation in detail over the area of the showings and in a regional reconnaissance survey and geochemical soil sample surveying regionally to identify other areas on the claim that are mineralized and in detail on the known areas of mineralization. The effort of this exploration work is to define and enable interpretation of a follow-up diamond drill program, so that the known mineralization and the whole property can be thoroughly evaluated with the most up to date exploration techniques.

The proposed budget for the recommended work in USD $40,302.86 (Php 1,703,192.00) is as follows:

Phase I
1.	Geological Mapping	USD$6,911.84 (Php 292,093.18)
2.	Geophysical Surveying	USD$6,230.39 (Php 263,295.22)
	TOTAL PHASE I	USD$13,142.23 (Php 555,388.40)
Phase II
	Geochemical surveying and surface sampling	USD$27,160.63 (Php 1,147,803.60)
(includes sample collection and essaying)
	TOTAL PHASE II	USD$27,160.63 (Php 1,147,803.60)

	GRAND TOTAL EXPLORATION	USD$40,302.86 (Php 1,703,192.00)

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with the federal and provincial regulations in the Philippines. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

EMPLOYEES

At present, we have no employees. We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Our business plan is to proceed with the exploration of the Tabuk Gold property to determine whether there is a potential for gold located on the properties that comprise the mineral claims. We have decided to proceed with the exploration program recommended by the geological report. We anticipate that the two phases of the recommended geological exploration program will cost approximately USD$13,142.23 and USD$27,160.63. We had $0 in cash reserves as of April 30, 2008. The lack of cash has kept us from conducting any exploration work on the property.

We anticipate that we will incur the following expenses over the twelve (12) month period following commencement of our exploration plans:

  USD$13,142.23 (Php 555,388.40) in connection with the completion of Phase 1 of our recommended geological work program; and
  USD$27,160.63 (Php 1,147,803.60) in connection with the completion of Phase 2 of our recommended geological work program.

We anticipate incurring USD$25,000.00 over the twelve (12) month period for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

LIQUIDITY AND CAPITAL RESOURCES

Our cash at the end of the period on April 30, 2008 was $0. Accounts payable at the end of the period on April 30, 2008 was $2,500.00, related to a loan made to us by a director. Since our inception on August 22, 2007 to the end of the period on April 30, 2008, we have incurred a loss of $12,500.00. At April 30, 2008, we had an accumulated deficit of $12,500.00.

For the period ended April 30, 2008, net cash provided by financing activities was $12,500.00, which was derived from the issuance of common stock.

For the period ended April 30, 2008, net cash used in the purchase of the Tabuk Gold property was $5,000.00. For the period ended April 30, 2008, net cash used in operating and investing activities was a deficit of $12,500.00.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve (12) months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve (12) months. We will need to obtain additional financing to operate our business for the next twelve (12) months. We will raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

We are bearing all costs relating to the registration of the common stock, which are estimated at $25,000. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the Over-the-Counter Bulletin Board (“OTC.BB”). We believe that the registration of the resale of shares on behalf of our existing shareholder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC.BB. We have not yet determined whether we will separately register our securities under Section 12 of the 1934 Act.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Information about our executive officers and directors follows:

NAME	AGE	POSITION AND TERM OF OFFICE

Rodelio G. Raneses	29	President and Director

Rizalyn R. Cabrillas	27	Treasurer, Secretary and Director

At present, we have two (2) executive officers and directors. Our Bylaws provide for a Board of Directors (“Board”) ranging from one (1) to nine (9) members, with the exact number to be specified by the Board. All directors will hold office until the next annual meeting of the stockholders following their election and until their successors have been duly elected and qualified. The Board appoints officers. Officers will hold office until the next annual meeting of our Board following their appointment and until their successors have been appointed and qualified.

Set forth below is a brief description of the recent employment and business experience of our two (2) executive officers and directors, Messrs. Cabrillas and Raneses:

Rodelio G. Raneses – President and Director

Mr. Raneses attended and attained a High School Diploma from Southeastern College, Pasay City, Philippines in 1995. He thereafter attended the Asian Institute of Maritime Studies in Pasay City, Philippines and attained a Bachelor of Science degree in Customs Administration in 1999.

Since 1999 to the present, Mr. Raneses has been employed by Alabang Shipping of Manila, Philippines as a Customs Supervisor and is responsible for coordinating with all Filipino Customs Officials as to the nature of incoming and outgoing shipments, finalizing duties to be paid and arranging payment for the same, advising clients as to potential duties on goods and all ancillary matters to be negotiated with the Filipino customs officials.

Rizalyn R. Cabrillas – Secretary, Treasurer and Director

Mr. Cabrillas attended and attained a High School Diploma from Bernardo College, Las Pinas City, Philippines in 1996. He thereafter attended the Parmantasan ng Lungsod ng Pasay in University in Pasay City, Philippines and attained a Bachelor of Science degree in Geology in 2000.

Since 2000 to the present, Mr. Cabrillas has been employed by AKA Minerals Inc. of Manila, Philippines as a Junior Geologist and is responsible for surveying the properties owned by AKA Minerals Inc. in the Philippines and Malaysia for mineral potential and reviewing the results of surveys with senior geologists.

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the remuneration of our executive officers and directors for the period from inception on August 22, 2007 to the end of the period on April 30, 2008.

CAPACITIES IN WHICH
NAME OF	REMUNERATION WAS	AGGREGATE
INDIVIDUAL	RECEIVED	REMUNERATION

Rizalyn R. Cabrillas	Executive Officer	$0

Rodelio G. Raneses	Executive Officer	$0

We have no employment agreements with our executive officers. We will not pay compensation to directors for attendance at meetings. We will reimburse directors for reasonable expenses incurred during the course of their performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information concerning the beneficial ownership of our outstanding common stock as of April 30, 2008 for (1) each of our directors and executive officers individually; (2) each person or group that we know owns beneficially more than five percent (5%) of our common stock; and (3) all directors and executive officers as a group.

Rule 13d-3 under the Securities Exchange Act defines the term "beneficial ownership". Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rule also deems common stock subject to options currently exercisable, or exercisable within sixty (60) days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person.

			SHARES TO	PERCENTAGE OF CLASS (1)

		SHARES TO BE	BE OWNED
	SHARES	OFFERED FROM	UPON	BEFORE	AFTER
NAME AND	OWNED	SELLING	COMPLETION	OFFERING	OFFERING
ADDRESS OF	PRIOR TO	SHAREHOLDER'S	OF
OWNER	OFFERING	ACCOUNT	OFFERING

Rizalyn R.
Cabrillas
340 Basa Compund,
Zapate, Las Pinas	6,000,000	5,000,000	1,000,000	60%	10%
City, Metro Manila,
Philippines

Rodelio G. Raneses
340 Basa Compund,
Zapate, Las Pinas	4,000,000	0	4,000,000	40%	40%
City, Metro Manila,
Philippines

(1) This table is based on 10,000,000 shares of common stock outstanding as of April 30, 2008. As of the date of this prospectus, Messrs. Raneses and Cabrillas are our only shareholders.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with the following:

  any of our directors or officers;
  any nominee for election as a director;
  any principal security holder identified in the preceding "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" section; or
  any relative or spouse, or relative of such spouse, of the above-referenced persons.

SECURITIES BEING OFFERED

We are authorized to issue up to 10,000,000 shares of common stock, par value $.001 per share, and we have not authorized the issuance of preferred stock.

Common Stock

The holders of common stock are entitled to one (1) vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Subject to preferences that may be granted, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the stockholders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

TRANSFER AGENT AND REGISTRAR

Holladay Stock Transfer, Inc., 2939 N 67th Place, Suite C, Scottsdale, AZ 85251, serves as the transfer agent and registrar for our common stock.

SEC POSITION ON INDEMNIFICATION

Our bylaws provide that each of our officers and directors shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of their duty.

The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to shareholders by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholder derivative action. However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his or her fiduciary duty, or to cause us to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because we do not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

W. Scott Lawler of Lawler & Associates, PLC, 11622 El Camino Real, Suite 100, San Diego, CA 92130 will pass upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

Our financial statements as of April 30, 2008 have been audited by Moore & Associates, chartered accountant and associates, as set forth in its report. The financial statements have been included in reliance upon the authority of Moore & Associates as experts in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the SEC. We have filed with the SEC a registration statement on Form S-1 under the Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the SEC, without charge, at the office of the SEC at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at HTTP://WWW.SEC.GOV

REPORTS TO STOCKHOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three (3) quarters of each fiscal year following the end of such fiscal quarter.

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A, Amendment No. 1, of Eaglecrest Resources, Inc., of our report dated May 15, 2008 on our audit of the financial statements of Eaglecrest Resources, Inc. as of April 30, 2008, and the related statements of operations, stockholders’ equity and cash flows since inception on August 22, 2007 and through April 30, 2008, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered Las Vegas, Nevada June 26, 2008

EAGLECREST RESOURCES, INC. (An Exploration Stage Company) Balance Sheets (Stated in US Dollars)

	April 30, 2008	January 31, 2008

ASSETS
Current Assets
Cash	0	0

Total Current Assets	0	0

Fixed Assets	0	0

Total Assets	0	0

LIABILITIES
Current Liabilities
Directors Loan	2,500	2,500

Total Current Liabilities	2,500	2,500

Long term Liabilities	0	0

Total Liabilities	2,500	2,500

EQUITY
100,000,000 Common Shares Authorized, 10,000,000
Shares Issued at Founders, @ $0.001 Per Share	10,000	10,000
Deficit Accumulated During Exploration Stage	(12,500)	(12,500)

Total Stockholders Equity	(2,500)	(2,500)

TOTAL LIABILITIES AND SHAREHOLDERS
EQUITY	0	0

The accompanying notes are an integral
part of these financial statements.

	EAGLECREST RESOURCES, INC.
	(An Exploration Stage Company)
	Statement of Operations
	(Stated in US Dollars)

	For the three-	From inception
	month	(August 22, 2007)
	period ended	to the year-ended
	April 30, 2008	January 31, 2008

Revenue	0	0

Expenses
Recognition of an Impairment Loss
(Mineral Claims)	5,000	5,000
General Administration	5,000	5,000
Incorporation	2,500	2,500

Total Expenses	12,500	12,500

Net Income (Loss)	(12,500)	(12,500)

Basic & Diluted (Loss) per Share	(0.001)	(0.001)

Weighted Average Number of Shares	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

EAGLECREST RESOURCES, INC. (An Exploration Stage Company) Statement of Stockholders Equity (Stated in US Dollars)

	Common Stock		Deficit	Total
	Shares	Amount	Accumulated	Equity
			During
			Exploration
			Stage

Shares issued to founders on
August 25, 2007 at $0.001per
share	10,000,000	10,000		10,000

Net (Loss) for period			(12,500)	(12,500)

Balance, January 31, 2008	10,000,000	10,000	(12,500)	(2,500)

Net (Loss) for period			(12,500)	(12,500)

Balance, April 30, 2008	10,000,000	10,000	(12,500)	(2,500)

The accompanying notes are an integral
part of these financial statements.

EAGLECREST RESOURCES, INC. (An Exploration Stage Company) Statement of Cash Flows (Stated in US Dollars)

	For the three-month	From inception
	period ended	(August 22, 2007) to
	April 30, 2008	January 31, 2008

Operating Activities
Net Income (Loss)	(12,500)	(12,500)
Recognition of an Impairment Loss
(Mineral Claims)	5,000	5,000

Net Cash used by Operating Activities	(7,500)	(7,500)

Investing Activities
Purchase of Mineral Claim	(5,000)	(5,000)

Net Cash used by Investing Activities	(5,000)	(5,000)

Financing Activities
Directors Loan	2,500	2,500
100,000,000 Common Shares Authorized. Issued to
Founders @ $0.001 per Share, 10,000,000 Common
Shares Issued and Outstanding	10,000	10,000

Net Cash provided by Financing Activities	12,500	12,500

Cash at Beginning of Period	0	0
Cash at end of Period	0	0

The accompanying notes are an integral part of these financial statements.

EAGLECREST RESOURCES, INC. (An Exploration Stage Company) Notes to Financial Statements From Inception (August 22, 2007) to April 30, 2008 (Stated in US Dollars)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Eaglecrest Resources, Inc. (“Eaglecrest” or the “Company”) was organized under the laws of the State of Nevada on August 22, 2007 to explore mineral properties in the Philippines.

Eaglecrest was formed to engage in the exploration of mineral properties for gold. The Company has purchased a one hundred percent (100%) interest in the Tabuk Gold property. The property consists of one – 7 unit claim block containing 95.2 hectares which have been staked and recorded with the Mineral Resources Department of the Ministry of Energy and Mineral Resources of the Government of the Republic of Philippines.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The
Company has elected a January 31 year-end.

b. Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, goods are delivered, the contract price is fixed or determinable, and collectability is reasonably assured.

c. Income Taxes

The Company prepares its tax returns on the accrual basis. The Company has elected to file its taxes as a limited liability company, whereby its profits and losses are passed through to its members.
Accordingly, the Company does not pay or accrue income taxes. Also, the Company does not record an asset for the value of its net operating loss (“NOL”) carry-forwards.

d. Foreign currency translation

Foreign currency transactions are recorded at the rate of exchange on the date of the transaction. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are reported using the closing exchange rate. Exchange differences arising on the settlement of transactions at rates different from those at the date of the transaction, as well as unrealized foreign exchange differences on unsettled foreign currency monetary assets and liabilities, are recognized in the income statement.

Unrealized exchange differences on non-monetary financial assets (investments in equity instruments)
are a component of the change in their entire fair value. For a non-monetary financial asset unrealized exchange differences are recognized in the income statement. For non-monetary financial investments unrealized exchange differences are recorded directly in Equity until the asset is sold or becomes impaired.

EAGLECREST RESOURCES, INC.
(An Exploration Stage Company)
Notes to Financial Statements
From Inception (August 22, 2007) to April 30, 2008
(Stated in US Dollars)

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

e. Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

f. Assets

The Company holds no assets as of April 30, 2008.

Mineral Property.

The Tabuk Gold property, located about 30 km Northwest of the city of Tabuk (closest city) and 45 km
Southeast of Bangued, is a gold exploration project, located 20 km East of the past producing Agote
Gold Mine. The claim is accessible by all-weather government-maintained roads to the town of Tabuk and to Bangued. Year-round deep sea port facilities at Tabuk and the skilled population base found between Tabuk and Bangued is readily available.

A two (2) phased exploration program to further delineate the mineralized system currently recognized on Tabuk Gold property is recommended.

The program would consist of air photo interpretation of the structures, geological mapping, both regionally and detailed on the area of the main showings, geophysical survey using both magnetic and electromagnetic instrumentation in detail over the area of the showings and in a regional reconnaissance survey and geochemical soil sample surveying regionally to identify other areas on the claim that are mineralized and in detail on the known areas of mineralization. The effort of this exploration work is to define and enable interpretation of a follow-up diamond drill program, so that the known mineralization and the whole property can be thoroughly evaluated with the most up-to-date exploration techniques.

The proposed budget for the recommended work in USD $40,302.87 (Php 1,703,192.40) is as follows:

EAGLECREST RESOURCES, INC. (An Exploration Stage Company) Notes to Financial Statements From Inception (August 22, 2007) to April 30, 2008 (Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Phase I
1.	Geological Mapping	USD$6,911.84 (Php 292,093.18)
2.	Geophysical Surveying	USD$6,230.39 (Php 263,295.22)
	TOTAL PHASE I	USD$13,142.23 (Php 555,388.40)
Phase II
	Geochemical surveying and surface sampling	USD$27,160.63 (Php 1,147,803.60)
(includes sample collection and essaying)
	TOTAL PHASE II	USD$27,160.63 (Php 1,147,803.60)
	GRAND TOTAL EXPLORATION	USD$40,302.86 (Php 1,703,192.00)
g.	Income

Income represents all of the Company’s revenue less all its expenses in the period incurred. The Company has no revenues as of April 30, 2008, and has paid expenses of $12,500 through the end of the same period, $2,500 representing incorporation costs, $5,000 for general administration, and $5,000 in recognition of an impairment loss for the mineral claims (Tabuk Gold property).

The Company has determined its Tabuk Gold property to be held and used for impairment, as per Statements of Financial Accounting Standards (“SFAS”) 121: “Accounting for the Impairment of Long-Live Assets.” Our determination is based on the Company’s current period operating loss combined with the Company’s history of operating losses and our projection that demonstrates continuing losses associated with the Tabuk Gold property.

In accordance with Financial Standards Accounting Board (“FASB”)/Financial Accounting Standards (“FAS”) 142 option 12, paragraph 11 “Intangible Assets Subject to Amortization”, a recognized intangible asset shall be amortized over its useful life to the reporting entity unless that life is determined to be indefinite. If an intangible asset has a finite useful life, but the precise length of that life is not known, that intangible asset shall be amortized over the best estimate of its useful life. The method of amortization shall reflect the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up. If that pattern cannot be reliably determined, a straight-line amortization method shall be used. An intangible asset shall not be written down or off in the period of acquisition unless it becomes impaired during that period.

In accordance with FASB 144, 25, “An impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes

EAGLECREST RESOURCES, INC. (An Exploration Stage Company) Notes to Financial Statements From Inception (August 22, 2007) to January 31, 2008 (Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

in the income statement of a business enterprise and in income from continuing operations in the statement of activities of a not-for-profit organization. If a subtotal such as “income from operations” is presented, it shall include the amount of that loss.” The Company has recognized the impairment of a long-lived asset by declaring that amount as a loss in income from operations in accordance with an interpretation of FASB 144.

h. Basic Income (Loss) Per Share

In accordance with SFAS No. 128-“Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At April 30, 2008, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

i. Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturity of three (3) months or less to be cash equivalents.

j. Liabilities

Liabilities are made up of current liabilities. Current liabilities include directors’ loan of $2,500 on aggregate.

k.	Share Capital a) Authorized:

100,000,000 common shares with a par value of $0.001 b) Issued:

As of April 30, 2008, there were ten million (10,000,000) shares issued and outstanding at a value of $0.001 per share for a total of $10,000.

There are no preferred shares outstanding. The Company has issued no authorized preferred shares. The Company has no stock option plan, warrants or other dilutive securities. l. Advertising The Company has not incurred any advertising fees to date.

EAGLECREST RESOURCES, INC. (An Exploration Stage Company) Notes to Financial Statements From Inception (August 22, 2007) to April 30, 2008 (Stated in US Dollars)

NOTE 3 -

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

As shown in the accompanying financial statements, the Company has incurred a net (loss) of ($12,500) for the period from August 22, 2007 (inception) to April 30, 2008, and has not generated any revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this prospectus. If given or made, such other information or representation, must not be relied upon as having been authorized by us or by any underwriter. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until  __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the Nevada Revised Statutes and Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 2. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses to be paid by us in connection with the securities being registered are as follows:

AMOUNT
Securities and Exchange Commission Registration Fee*	$ 100
Accounting Fees and Expenses	6,550
Legal Fees and Expenses	17,900
Transfer Agent and Registrar Fees and Expenses	250
Printing Expenses	100
Miscellaneous Expenses	100
Total	$ 25,000*

*Estimated amount

ITEM 3. UNDERTAKINGS.

We hereby undertake to:

     1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

i)	Include any prospectus required by section 10(a)(3) of the Securities Act; and

ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high-end of estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

     2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

     4) That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) ) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 4. UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR

We issued 4,000,000 shares of common stock on August 25, 2007 to Mr. Raneses, at a price of $.001 per share, for total proceeds of $4,000. Mr. Raneses is our President and Director. We also issued 6,000,000 shares of common stock on August 25, 2007 to Ms. Cabrillas at a price of $.001 per share, for total proceeds of $6,000. Ms. Cabrillas is our Treasurer, Secretary and Director. These shares were issued pursuant to Section 4(2) of the Act. All of these sales are restricted shares as defined in the Act. These issuances were made to Mr. Raneses and Ms. Cabrillas who are sophisticated investors. As promoters since our inception, Messrs. Raneses and Babrillas are in a position of access to relevant and material information regarding our operations. No underwriters were used.

Mr. Cabrillas is the selling shareholder who is selling his shares under this registration statement. Mr. Cabrillas is selling five million (5,000,000) of his shares at the offering price of $0.10 per share which was determined arbitrarily by him. The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.

ITEM 5. INDEX TO EXHIBITS.

REGULATION
S-B NUMBER	EXHIBIT

3.1	Articles of Incorporation, as amended

3.2	Bylaws

5.1	Legal Consent, W. Scott Lawler

10.1	Mine Asset Purchase Agreement, Tabuk Gold Property

23.1	Consent of Auditor, Moore & Associates, Chartered

ITEM 6. DESCRIPTION OF EXHIBITS See item 5 above.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Metro Manila, Philippines, on June 27, 2008.

EAGLECREST RESOURCES, INC.

By: /s/ Rodelio G. Raneses

Rodelio G. Raneses,
President (Principal Executive Officer)

By: /s/ Rizalyn R. Cabrillas

Treasurer (Principal Accounting Officer
and Principal Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacity and on the date stated:

SIGNATURE	TITLE	DATE

By: /s/ Rodelio G. Raneses	President and Director (Principal	June 30, 2008
Rodelio G. Raneses	Executive Officer)

By: /s/ Rizalyn R. Cabrillas	Secretary, Treasurer and Director	June 30, 2008
Rizalyn R. Cabrillas	(Principal Accounting Officer and
Principal Financial Officer)